                                                                 EXHIBIT (m)(ii)

CALCULATION EXHIBIT FOR EQUITY ADVANTAGE VUL 08 - THIRD PARTY DISTRIBUTION

ASSUMPTIONS:
MALE, ISSUE AGE 35, PREFERRED NONSMOKER
FACE AMOUNT OF 350,000.00
GUIDELINE PREMIUM TEST, LEVEL DB OPTION
PLANNED ANNUAL PREMIUM OF 1,890.00
USING CURRENT CHARGES, 6.00% GROSS INTEREST RATE

THE FOLLOWING IS A DETAILED REPRESENTATION OF THE MONTHLY PROCESSING DURING POLICY YEAR 5:

                BEGINNING
                 OF MONTH    GROSS
POLICY  POLICY     CASH     PREMIUM  PREMIUM   ASSET   ADMIN   RIDER
 YEAR    MONTH    VALUE       PAID     LOAD   CHARGE  CHARGE  CHARGE
     5       1   4,454.06  1,890.00   103.95    3.11   57.61    0.00
     5       2   6,188.71      0.00     0.00    3.09   57.61    0.00
     5       3   6,137.12      0.00     0.00    3.06   57.61    0.00
     5       4   6,085.34      0.00     0.00    3.03   57.61    0.00
     5       5   6,033.36      0.00     0.00    3.01   57.61    0.00
     5       6   5,981.18      0.00     0.00    2.98   57.61    0.00
     5       7   5,928.80      0.00     0.00    2.96   57.61    0.00
     5       8   5,876.22      0.00     0.00    2.93   57.61    0.00
     5       9   5,823.44      0.00     0.00    2.90   57.61    0.00
     5      10   5,770.46      0.00     0.00    2.88   57.61    0.00
     5      11   5,717.28      0.00     0.00    2.85   57.61    0.00
     5      12   5,663.90      0.00     0.00    2.82   57.61    0.00

   COST                   END                               END          END
    OF         NET     OF MONTH             OUTSTANDING   OF MONTH    OF MONTH
INSURANCE  INVESTMENT    CASH    SURRENDER      LOAN     CASH SURR      DEATH
  CHARGE     EARNIGS     VALUE     CHARGE     BALANCE      VALUE       BENEFIT
    16.91       26.23  6,188.71   4,192.63         0.00   1,996.08  350,000.00
    16.91       26.02  6,137.12   4,138.18         0.00   1,998.94  350,000.00
    16.91       25.80  6,085.34   4,083.73         0.00   2,001.61  350,000.00
    16.92       25.58  6,033.36   4,029.28         0.00   2,004.08  350,000.00
    16.92       25.36  5,981.18   3,974.83         0.00   2,006.35  350,000.00
    16.92       25.13  5,928.80   3,920.39         0.00   2,008.41  350,000.00
    16.92       24.91  5,876.22   3,865.94         0.00   2,010.28  350,000.00
    16.93       24.69  5,823.44   3,811.49         0.00   2,011.95  350,000.00
    16.93       24.46  5,770.46   3,757.04         0.00   2,013.42  350,000.00
    16.93       24.24  5,717.28   3,702.59         0.00   2,014.69  350,000.00
    16.93       24.01  5,663.90   3,648.14         0.00   2,015.76  350,000.00
    16.94       23.78  5,610.31   3,593.70         0.00   2,016.61  350,000.00

THE FOLLOWING IS A DESCRIPTION OF EACH COLUMN OF THE DETAILED REPRESENTATION:

POLICY YEAR

The policy year is assumed to be 5, as described above.

POLICY MONTH

The policy month ranges from 1 through 12, to describe the monthly processing that occurs throughout the policy year.

BEGINNING OF MONTH CASH VALUE

The beginning of month cash value (BOM CV) in each current month is equal to the end of month cash value from each previous month. This demonstration assumes that the cash value is comprised of separate account cash value only; no general account cash value or loan account cash value are present.

GROSS PREMIUM PAID

The gross premium paid is the planned ANNUAL premium of 1,890.00 as described above.

PREMIUM LOAD

The premium load is the sum of the sales charge, premium tax, and federal tax as described in the Transaction Fees table. For year 5, this sum is 5.50% of gross premium paid up to target, and 3.25% of gross premium paid over target. In year 5 month 1, the premium load is therefore 5.50% x 1,890.00 + 3.25% x Max{0, 1,890.00 - 3,267.01} = 103.95 (the target premium is 3,267.01).


ASSET CHARGE

The asset charge is a percentage of the separate account cash value at the time that the charge is deducted. This demonstration assumes that all cash value is comprised of separate account cash value only. The annual percentages are described in the Periodic Fees table. The monthly percentages are the annual percentages compounded monthly. For example, in year 5 month 1, the annual percentage is 0.60% and the cash value at the time that the charge is deducted is:

   Cash Value = BOM CV + Gross Premium Paid - Premium Load
   Cash Value = 4,454.06 + 1,890.00 - 103.95 (values are from the Detailed
                Representation above)
   Cash Value = 6,240.11

The asset charge is therefore {[(1+0.60%)*(1/12)]-1} x 6,240.11 = 0.049863025% x
6,240.11 = 1.35.

ADMIN CHARGE

The admin charge is the sum of the Policy Charge and the Administration and Issue Expense Charge (per 1000) multiplied by the face amount divided by 1000 as described in the Periodic Fees table (although the Administration and Issue Expense Charge (per 1000) listed in the Periodic Fees table is rounded to 2 places, whereas the exact charge is used here). In year 5, this sum is therefore
0.00 + (0.1646 x 350,000.00 / 1,000) = 57.61.

RIDER CHARGE

The rider charge is the sum of the charges for all riders present, except for the Guaranteed Survivor Income Benefit Rider (GSIB), the Guaranteed Minimum Death Benefit Rider (GMDB), and the Waiver of Monthly Deduction Rider (WMD). The GSIB and GMDB riders are calculated at the same point in time as the Cost of Insurance Charge because they use the same death benefit and net amount at risk respectively. The WMD is calculated after the Cost of Insurance Charge because it uses that charge in its calculation. This illustration assumes no riders (including GSIB, GMDB, and WMD) are present; the rider charge (as well as GSIB charge, GMDB charge, and WMD charge) is therefore 0.00. A list of available riders can be found in the Rider Fees Table.


COST OF INSURANCE CHARGE

The cost of insurance (COI) charge is the product of the monthly COI rate and the net amount at risk (NAR). The NAR is the difference between the death benefit (DB) and the cash value (floored at 0), both at the time that the NAR is calculated. There are 6 different DB options:

          level DB option,       guideline premium test:  DB = Max (face amount                            , cash value x IRS
                                                                    Corridor Factor)
     increasing DB option,       guideline premium test:  DB = Max (face amount + cash value (floored at 0), cash value x IRS
                                                                    Corridor Factor)
          mixed DB option,       guideline premium test:  DB = increasing DB option, guideline premium test until attained age 65, level DB option, guideline premium test thereafter
          level DB option, cash value accumulation test:  DB = Max (face amount                            , cash value x NSP
                                                                    Corridor Factor)
     increasing DB option, cash value accumulation test:  DB = Max (face amount + cash value (floored at 0), cash value x NSP
                                                                    Corridor Factor)
          mixed DB option, cash value accumulation test:  DB = increasing DB option, cash value accumulation test until attained age 65, level DB option, cash value accumulation test thereafter

At the time that the NAR is calculated, the face amount is comprised of those attributable to the base policy, the Supplemental Coverage Term Rider, and the Return of Premium Rider. It is divided by a monthly discount factor which is calculated based upon the guaranteed interest rate. The guaranteed interest rate is 3.00%, so the monthly discount factor is calculated as follows:

  monthly discount factor = ROUND {(1 + guaranteed interest rate) * (1/12), 7} monthly discount factor = ROUND {(1 + 3.00%) * (1/12), 7} monthly discount factor = 1.0024663

The NAR is:

                      NAR  = death benefit - Max (0, cash value)

and finally the COI charge is:
               COI charge  = monthly COI rate x NAR

For example, in year 5 month 1, we have the following:

      level DB option, guideline premium test
              face amount  = 350,000.00
               cash value  = BOM CV + Gross Premium Paid - Premium Load - Asset Charge - Admin Charge - Rider Charge
               cash value  = 4,454.06 + 1,890.00 - 103.95 - 1.35 - 57.61 - 0.00 cash value  = 6,181.15
      IRS Corridor Factor  = 2.50
  monthly discount factor  = 1.0024663
         monthly COI rate  = 0.0000493

                       DB  = Max (face amount / monthly discount factor, cash value x IRS Corridor Factor)
                       DB  = Max (350,000.00 / 1.0024663, 6,181.15 x 2.50)
                       DB  = Max (349,138.91868485, 15,452.88)
                       DB  = 349,138.91868485

                      NAR  = DB - Max (0, cash value)
                      NAR  = 349,138.91868485 - Max (0, 6,181.15)
                      NAR  = 349,138.91868485 - 6,181.15
                      NAR  = 342,957.76868485

               COI charge  = monthly COI rate x NAR
               COI charge  = 0.0000493 x 342,957.76868485
               COI charge  = 16.91

NET INVESTMENT EARNINGS

The net investment earnings represent the policy performance of the cash value. The cash value is actually tracked separately for each separate account fund that has invested cash value, as well as for a loan fund if any loan balance is present. This demonstration assumes fund performance across all funds to average a gross annual interest rate of 6.00% and an investment management fee of 0.73%.

To calculate the annual net interest rate (used to calculate the net investment earnings), given the annual gross interest rate and the investment management fee, we use the following:

   annual net interest rate   = ROUND{([ {(1+I)*(1/365)} x {1-(IMF/365)} ] * 365) - 1, 4}

          where:
            I = annual gross interest rate
          IMF = investment management fee

For I = 6.00% and IMF = 0.73%, we have:

    annual net interest rate  = ROUND{([ {(1+I)*(1/365)} x {1-(IMF/365)} ] * 365) - 1, 4}
    annual net interest rate  = ROUND{([ {(1+6.00%)*(1/365)} x {1-(0.73%/365)} ] * 365) - 1, 4}
    annual net interest rate  = ROUND{([ {(1.06)*(1/365)} x {1-0.00002000} ] * 365) - 1, 4}
    annual net interest rate  = ROUND{([ 1.00015965 x 0.99998000 ] * 365) - 1, 4}
    annual net interest rate  = ROUND{(1.00013965 * 365) - 1, 4}
    annual net interest rate  = ROUND{(1.05229010 - 1, 4}
    annual net interest rate  = ROUND{0.05229010, 4}
    annual net interest rate  = 0.0523

which expressed as a percentage is 5.23%.

To calculate the net investment earnings for the month, we calculate the product of the cash value at the time the net investment earnings is calculated and the monthly net interest rate.

The cash value at the time the net investment earnings is calculated is:

                  cash value  = BOM CV + Gross Premium Paid - Premium Load - Asset Charge - Admin Charge - Rider Charge - COI Charge

The monthly net interest rate is not simply 1/12th of the annual net interest rate, but rather we use a compound formula to solve:

   monthly net interest rate  = [(1 + annual net interest rate) * (1/12)] - 1 monthly net interest rate  = [(1 + 0.0523) * (1/12)] - 1
   monthly net interest rate  = [1.0523 * (1/12)] - 1
   monthly net interest rate  = 1.0042572 - 1
   monthly net interest rate  = 0.0042572

For example, in year 5 month 1, we have the following:

                  cash value  = BOM CV + Gross Premium Paid - Premium Load - Asset Charge - Admin Charge - Rider Charge - COI Charge
                  cash value  = 4,454.06 + 1,890.00 - 103.95 - 1.35 - 57.61 - 0.00 - 16.91
                  cash value  = 6,164.24

     net investment earnings = cash value x monthly net interest rate net investment earnings = 6,164.24 x 0.0042572 net investment earnings  = 26.24

END OF MONTH CASH VALUE

The end of month cash value (EOM CV) is simply:

  EOM CV = BOM CV + Gross Premium Paid - Premium Load - Asset Charge - Admin
           Charge - Rider Charge - COI Charge + Net Investment Earnings

In year 5 month 1, we have:
  EOM CV = BOM CV + Gross Premium Paid - Premium Load - Asset Charge - Admin
           Charge - Rider Charge - COI Charge + Net Investment Earnings
  EOM CV = 4,454.06 + 1,890.00 - 103.95 - 1.35 - 57.61 - 0.00 - 16.91 + 26.24
  EOM CV = 6,190.48

SURRENDER CHARGE

The surrender charge is defined as a per thousand of base face amount charge applied to the base policy on new issues, and to any increase in face amount. The per thousand rates (which are used to calculate the charge) vary by segment issue age, sex, and underwriting class. Using the assumptions from above, the surrender charge per thousand rates are as follows:

           M 35 PREFERRED NONSMOKER
END OF YR        PER 1000 RATE
    1               14.0014
    2               14.0014
    3               14.0014
    4               12.1345
    5               10.2677
    6                9.3343
    7                8.4008
    8                6.5340
    9                3.2670
   10                0.0000

The surrender charge is level for the first year and after the first year, grades down linearly on a monthly basis to the rate at the end of the following year.

For example, in year 5 month 1, we have the following:

                                            base face amount  = 350,000.00
                           year 4 month 12 per thousand rate  = 12.1345
                           year 5 month 12 per thousand rate  = 10.2677
 N1 = # of months from year 4 month 12 until year 5 month  1  = 1
 N2 = # of months from year 4 month 12 until year 5 month 12  = 12 surrender charge  = [year 4 month 12 per thousand rate x (1 - N1/N2) + year 5 month 12 per thousand rate x (N1/N2)] x base face amount / 1000
                                            surrender charge  = [12.1345 x (1 - 1/12) + 10.2677 x 1/12] x 350,000.00 / 1000
                                            surrender charge  = [12.1345 x (1 - 0.08333333) + 10.2677 x 0.08333333] x 350,000.00 /
                                                                 1000
                                            surrender charge  = [12.1345 x 0.91666667 + 10.2677 x 0.08333333] x 350,000.00 / 1000
                                            surrender charge  = [11.12329167 + 0.85564167] x 350.00
                                            surrender charge  = 11.97893333 x 350.00
                                            surrender charge  = 4,192.63

OUTSTANDING LOAN BALANCE

The outstanding loan balance represents the amount of cash value loaned, including loan charged interest as described in the Periodic Fees table. This illustration assumes no loans have been taken; the outstanding loan balance is therefore 0.00.

END OF MONTH CASH SURRENDER VALUE

The end of month cash surrender value (EOM CSV) is the end of month cash value net of surrender charge and outstanding loan balance. That is:

     EOM CSV = EOM CV - surrender charge - outstanding loan balance

In year 5 month 1, we have:
     EOM CSV = EOM CV - surrender charge - outstanding loan balance EOM CSV = 6,190.48 - 4,192.63 - 0.00 EOM CSV = 1,997.85


END OF MONTH DEATH BENEFIT

The end of month death benefit (EOM DB) is calculated based upon the DB option. The DB options are as follows:

          level DB option,       guideline premium test:  DB = Max (face amount                            , cash value x IRS
                                                                    Corridor Factor)
     increasing DB option,       guideline premium test:  DB = Max (face amount + cash value (floored at 0), cash value x IRS
                                                                    Corridor Factor)
          mixed DB option,       guideline premium test:  DB = increasing DB option, guideline premium test until attained age 65, level DB option, guideline premium test thereafter
          level DB option, cash value accumulation test:  DB = Max (face amount                            , cash value x NSP
                                                                    Corridor Factor)
     increasing DB option, cash value accumulation test:  DB = Max (face amount + cash value (floored at 0), cash value x NSP
                                                                    Corridor Factor)
          mixed DB option, cash value accumulation test:  DB = increasing DB option, cash value accumulation test until attained age 65,

The face amount is the same as that used to calculate the NAR in the COI charge.

If the Convertible Supplemental Coverage Term Rider is present, the face amount attributable to that rider is added to the DB.

The DB is actually the gross DB, before the reduction of any outstanding loan balance. The EOM DB is therefore:

                        EOM DB = DB - outstanding loan balance

In year 5 month 1, we have:
      level DB option, guideline premium test
              face amount = 350,000.00
      cash value = EOM CV = 6,190.48
      IRS Corridor Factor = 2.50

                       DB = Max (face amount, cash value x IRS Corridor Factor) DB = Max (350,000.00, 6,190.48 x 2.50)
                       DB = Max (350,000.00, 15,476.20)
                       DB = 350,000.00

                        EOM DB = DB - outstanding loan balance
                        EOM DB = 350,000.00 - 0.00
                        EOM DB = 350,000.00